October 29, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

        Re:     Advantage Capital Development Corp.

Gentlemen:

We have read Item 4 included in the Form 8K dated November 8, 2004 of Advantage Capital Development Corp. filed with the Securities and Exchange Commission and agree with such statements.

Very truly yours,

RUSSELL & ATKINS, PLC

/s/ Russell & Atkins, PLC
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